Form C

Cover Page

Name of issuer:

Niveau Brands, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: NV

Date of organization: 7/17/2015

Physical address of issuer:

3000 Atrium Way
STE 287
Mt. Laurel NJ 08054

Website of issuer:

http://www.drinksmartenergy.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☑ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$100,000.00

Deadline to reach the target offering amount:

6/2/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$6,304.00	$0.00
Cash & Cash Equivalents:	$3,083.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$4,392.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$5,763.00	$0.00
Cost of Goods Sold:	$2,911.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$1,887.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Niveau Brands, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Elliott Johnson	CEO	Independent	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Marielle Wardell	Secretary	2015
Marielle Wardell	Treasurer	2015
Elliott Johnson	President	2015
Elliott Johnson	Director	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Marielle Wardell	600 shares common	40.0
Elliott Johnson	900 shares common	60.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control – as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Operating history - NIVEAU BRANDS, INC., is a new company that was founded in July 2015. The founders have been working on launching this product for several years on a part-time basis. Although there has been some traction, and small revenue, the company has not yet proven how successful it can operate with a significant amount of cash-flow, which creates the potential risk in use of cash. Despite the company being resourceful prior to raising, it is unknown how effective the company will be when given the opportunity.

Competitive risks - the company is in a very competitive and ever changing beverage market. Uniquely positioned with a niche of health and social awareness, it is likely that in the future competitors will arise forcing the company to react to protect its place in the market. There is no history on how the company will respond to new challenges.

Supply chain risks - the company has a backup supplier for each area of production. There are possibilities that disruptions in the supply chain could result in lost of sales and which will effect profitabilty and rate of growth.

Product expansion - the company intends to release new flavors of the current line in addition to additional product lines. Although the company will do research there is no guarantee these new flavors or lines will be successful. If not successful it could also be costly to the growth rate of the company.

Forecasting Risk: the company has what it considers to be accurate projections for sales growth. Projections and forecasting at this stage are educated guesses at best, there is no way of knowing if the plan will hit the numbers. When comparing to other products the company's projections look realistic, but there are several other factors that could cause the projections to fail completely in comparison to other similar products.

Customers' Expectations: The company does not make a energy drink that meets the standard caffeine amounts of it's competitors. Reviewers and customers may be disappointed in the effects of the product if expecting a huge burst of energy. Although the company currently has several customers that love the product, only time will tell if the conversion of healthy energy drink seekers works out for the company.

Strategy Pivots: The company began as a beverage for the non-drinker at a bar. It then became a mixer for cocktails as well. The next part of the evolution was the 2 ounce energy shot bottle. These pivots could potentially confuse new customers, and diminish brand loyalty.

Elliott Johnson is not currently full time with the company. As such it is likely that the company will not make the same progress as it would were that not the case.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$50,000**
Use of Proceeds:	Inventory Build-up, Administrative expenses, Internet SEO, Consumer ads

If we raise: **$100,000**

Use of Proceeds: Inventory Build-up, Administrative Expenses, Sales Force, Internet SEO, Consumer ads, Tradeshow expenses

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is is the amount invested by the investor. The company will use 10% of its net revenues to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make payments to the investor annually, starting one full year after the Date of Loan. The company will continue payments until investors have received 2x their principle investment (the repayment amount).

The notes are secured by the company's inventory.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

The form of the notes is provided in Appendix B, Investor Contracts. The form of the notes is Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument (other than the Repayment Amount) may be amended, waived or modified upon the written consent of the Borrower and the holders of a majority in principal of the Loan Amounts raised in this offering.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				No
Common Stock	1500	1500	Yes	No
Debt Securities	0	0	No	No
Other	0	0	No	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These types of changes could limit the Investor's economic rights by causing the Company to pay off the notes the Investor has purchased before their maturity, thereby reducing the aggregate interest paid on the notes to the Investor.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the principal shareholder(s) may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of the principal shareholder(s), and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the principal shareholder(s) may change the terms of the operating agreement for the Company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The principal shareholder(s) also may force the Company to prepay the promissory notes before their maturity date. The principal shareholder(s) may make changes that affect the tax treatment of the Company in ways that are unfavorable to the Investor but favorable to them. The principal shareholder(s) may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. The principal shareholder(s) may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The principal shareholder(s) have the right to redeem their securities at any time. The principal shareholder(s) could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. The exit of the principal shareholder(s) may affect the value of the Company and/or its viability.

Based on the factors described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated Repayment Amount.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the promissory notes will likely hold a minority position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its board of directors, and the Investor will have no independent right to name or remove an officer or member of the board of directors of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company.

Issuer Repurchase of Securities/Prepayment of Notes. The Company has the right to repay principal and interest on the promissory notes at any time prior to the maturity date. If the Company repays principal and interest on the notes early, Investor will receive fewer interest payments than expected at purchase.

A sale of the issuer or of assets of the issuer. As a noteholder with no voting rights, the Investor will have no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the board of directors of the Company to manage the Company so as to maximize value for shareholders and ensure full payment of noteholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the board of directors of the Company. If the board of directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the amount received will be sufficient to repay Investor and other noteholders.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and board of directors of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Oct 2016
KickFurther Inventory Loan:
Loan Amount: $30,575.00
Rate: 14%
Duration: 10.5 months

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Received $10,000 check issued on September 23rd, 2016 from Lisa DuBois (mother of officer Marielle Wardell) to be repaid without interest within a 12 month period

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview
Niveau Brands is a start-up new age beverage company and lifestyle brand with operations in the SF Bay area, and the greater Philadelphia area. Niveau Brands flagship product is Niveau Smart Energy.

Niveau Brands generates its revenues by selling its product(s) directly to the consumer, in addition to engaging with distribution partners to sell to retailers nationwide such as but not limited to convenience stores, grocery stores, bars, restaurants, cafes, health clubs, airlines, hotels and online e-commerce platforms.

The products are produced in Dallas Texas by our contracted manufacturer with over 50 years of business. Niveau Brands has also created a partnership with an additional facility to assist with exponential growth expectations and to mitigate risks that inherently exist in the industry.

Niveau Brands Inc. began its operations in July of 2015. As we have grown and evolved in that short time, we had the following **key milestones** in the development of our business:

a. October 2015 - Our first production run completed
b. January 2016 - Launched 12 and 24 pack retail packaging
c. March 2016 - Raised $12,900 consignment loan
d. September 2016 - Added 4 pack retail packaging
e. October 2016 - Raised $30,000 consignment loan

There is no guarantee that our plan will be a success. Based on what we know now about our product and the acceptance of it by the consumers we are very confident. Nonetheless, it is possible that it may be years before investors see a return on their investment, if they do at all.

We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for Niveau Brands Inc. and allow the company to pursue markets to further expand sales. Although the proceeds of this offering are not necessary to the viability of our business, it will be integral to assisting in necessary marketing and advertising initiatives for our product(s). Current marketing efforts have had a positive impact on our liquidity. The proceeds will also allow us to participate in volume purchasing which will undoubtedly increase our profit margin.

As such, Niveau BRANDS, INC. ended its 2015 fiscal year with few financial transactions to review as shown in its General Ledger, Balance Sheet and P/L.

Continued rapid growth is expected as marketing efforts increase. Repeat buyers from our direct to consumer channels coupled with re-orders from our distribution partners future sales are promising. There is great potential in the ability to scale business to various cities, and regions. The next 2 years we are looking to expand nationally and possibly entertain a global partner.

Liquidity.

We do not enter into investments for trading or speculative purposes. Our policy is to invest any cash in excess of our immediate requirements in investments designed to preserve capital and provide liquidity.

Capital Resources.

Niveau Brands Inc. has financed its operations from our founding members and generated revenue. Cash balances were approximately $1,877 as of December 31, 2015.

We expect increased revenues and sales to continue in the current fiscal year and in the coming fiscal years.

Runway.

As of October 2016, Niveau Brands Inc. had cash on hand of $26,500 and was operating at a burn rate of roughly $2,200 per month.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Elliott Johnson, certify that:

(1) the financial statements of Niveau Brands, Inc. included in this Form are true and complete in all material respects; and

(2) the tax return information of Niveau Brands, Inc. included in this Form reflects accurately the information reported on the tax return for Niveau Brands, Inc. filed for the fiscal year ended 2015.

Elliott Johnson

CEO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

- i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder?
  ☐ Yes ☑ No
- ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.drinksmartenergy.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

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INVEST IN NIVEAU SMART ENERGY
Alternative energy beverage promoting a healthy and active lifestyle
$0
raised of $50K goal
$100 min
INVEST
Wefunder Portal LLC

Revenue Share

10% of net revenues | 2X investment amount

Niveau Smart Energy will pay investors 10% of net revenues until 100% of your principal is returned plus 100% on top. Payments will be made annually starting 1 year after the fundraise closes with the option to defer 1 payment period. The loan is secured by the inventory of Niveau Brands, Inc. It is custom contract, see document for details.

INVESTOR PERKS

$500+	Founders edition: 2 signed bottles 750ML Bottles of Smart Energy 750ML
$1,000+	Invite to lunch with the founders, location TBD. (Travel not included)
$2,500+	1 year supply of Niveau Smart Energy
$5,000+	Invite to annual investor event including business update, tour one of our production facilities and tasting of new flavors and products we are currently working on.

> *Niveau Brands wants to change the way you think about energy drinks. Niveau Smart Energy contains no calories, sugar, or artificial sweeteners. Instead we use smart ingredients including green tea, B vitamins, stevia extract, and rhodiola -- a natural herb for mental focus. Smart Energy has a great tasting lemon-lime flavor designed for smooth mixing with beverages and fresh taste when enjoyed on its own. Our formula provides consumers with focus and energy without the chemicals.*



Elliott Johnson
CEO, NIVEAU SMART ENERGY

OUR AMBITION

The market for alternatives to soft drinks is projected to grow due to increasingly health conscious consumers. More than ever, adults in the United States are attracted to products that are compatible with an active lifestyle and promote health and wellness. The team at Niveau Brands will work to improve market penetration of our flagship product and develop additional product lines and flavors to capitalize off of growing consumer demand.

KEY FACTS

- The non-alcoholic beverage industry is estimated at $135.4 Billion by NY TIMES
- Currently available in 500+ locations
- Increased Amazon monthly sales by 674%
- Team has 30+ years of combined experience in the beverage industry
- Partnered with California Office of Traffic Safety (OTS)
- Raised $30,000 in 22 minutes on a crowdfunding website

DOCUMENTS

Niveau_Media_Kit.pdf

drinksmartenergy.com

ENERGY DRINKS ENERGY BEVERAGES HEALTH FITNESS FOOD & BEVERAGE

THE BUZZ ABOUT NIVEAU SMART ENERGY

These energy shots are calorie-free and sugar-free, and they only contain 10mg of caffeine per serving (which is one 2oz bottle).I felt that these shots gave me roughly the same amount of energy as a 5-Hour Energy shot, but without the nauseating aftertaste or jittery feeling. As far as price, these shots are roughly the same cost as the 5-Hour Energy shots (and even cheaper if purchased in the larger bulk quantities). I really enjoyed these shots and prefer them 200% over other energy shots.

GatorDO17

Amazon Customer

What I love about the Smart Energy is that they provide more than your standard energy shot, 2 oz. to be exact. It's nice to actually get what you pay for instead of the container being half empty. I get a lot more value with Smart Energy than the top leading brand. There is savings of cost and volume. These babies have worked well in helping me to wake up in the morning and get focused on my work. It provides a clear-headed mild energy boost both mentally and physically.

Justin Heath

Amazon Customer

Beverage daily.com

Beverage developers feed the trend of alternative energy drinks

July 30, 2016

As consumers are increasingly aware of the health problems associated with energy drinks, a Californian brand has spotted an opportunity for alternative energy products as mixers with juice, smoothies or cocktails. Niveau's Smart Energy is a non-alcoholic


SMART
ENERGY
MIXER
Drink it or Mix it.

A New Kind of Energy Drink

We occupy the intersection of health-consciousness and image-consciousness.

Niveau Smart Energy is a healthy, natural and great tasting drink formula that offers a fresh citrus flavor, zero calories and positive health benefits. It is designed to help improve your mood and focus, increase your physical energy, and give you the alertness you need without adverse side effects.

In addition to being a healthy alternative to soft drinks and those "other" energy drinks, our formula is designed to drink alone or mix into your favorite beverage. Smart Energy is a very flexible product for restaurants, bars, and your home kitchen!






Shoot it.
Mix it.
JUICE
Over ice.

Create New Vitamin-Boosted Drinks

Our customers love to drink our shots straight or mix them like pros.

Drink it or mix it! Niveau Smart Energy is designed to hydrate and increase alertness and focus. Smart Energy is flexible -- enjoy it chilled over ice or mixed into any beverage. You can add Smart Energy to your favorite juice, smoothie, or cocktail! Check out some of our popular recipes below!


SMARTENERGY
zen
1 oz of Niveau Smart Energy
5 oz of green tea
.5 oz of lemon juice
.5 oz of grapefruit juice
1 teaspoon of honey


SMARTENERGY
Sparkling Orange Juice
1.5 oz Niveau Smart Energy
3 oz fresh squeezed orange juice
2 oz club soda


SMARTENERGY
Smart and Simple
2 oz Niveau Smart Energy
2 oz ounces water


SMARTENERGY
The Smart Ass™
1 oz Niveau Smart Energy
2 oz premium vodka
1 oz lime juice
8 oz premium Ginger Beer


Pican Punch
1 oz Niveau Smart Energy
1 oz Cane Rum
.5 oz pineapple juice
.5 oz pomegranate juice
.5 oz raspberry syrup
SMARTENERGY


SMARTENERGY
Cran-blueberry
1 oz Niveau Smart Energy
1 oz Vodka
5 oz Cranberry
A handful of blueberries

The Energy Drink Market is Booming

People are looking for energy boosts and are more health conscious than ever.

The non-alcoholic beverage industry in US Markets is currently estimated by the NY Times to have a market cap of $135.4B. Consumers are demanding healthier brands in response to obesity rates and scrutiny of the sugar industry. Research suggest that the non-alcoholic beverage industry will be driven by growth in smaller, emerging "Better-for-you brands."

The Energy drink category leaders have not responded to consumer demand for health and wellness space brands beyond sugar-free and reduced calorie versions. Niveau Smart Energy is well positioned to capture health and wellness customers in the energy drink market.


$15B
$12.5B
$10B
$7.5B
$5B
$2.5B
0
$13.5 Billion in Sales in 2015
2011
2012
2013
2014
2015
Dollar Sales of Energy Drink Beverages and Shots in the U.S.

And We're Growing, Too

We've increased our monthly sales by 1628% year over year since October 2015! We've also added approximately 400 brick and mortar locations in Q3 2016. There are multiple potential retail channels for distribution of both our 750 ML and 2 oz mini bottles. Our retail channels include distribution through convenience stores, grocery stores, bars and restaurants, cafes, gyms, health clubs, airlines, hotels and more!


2016 Monthly E-Commerce Sales - Units
4500
4000
3500
3000
2500
2000
1500
1000
500
0
JAN
FEB
MAR
APR
MAY
JUN
JUL*
AUG
SEP
OCT**
NOV**
DEC**
*Inventory Interruption – restocked in August
**Projected Sales

Our Sales Partners

amazon.com Prime

La Penca Azul

Club Sport

Ozumo Contemporary Japanese Cuisine

Lincoln Mom & Pop Since 1941 Market & Deli

PICÁN

Your Investment Will Help Us Ramp Up Production

We are excited to work with Wefunder to raise capital to increase our production capabilities, employ a sales force, and execute marketing strategies in targeted cities. We are also excited to introduce Niveau Smart Energy to new fans across the United States and World through this platform!


SMART
ENERGY

Inventory

Increasing inventory capabilities will help us grow at a faster rate. While adding new customers we must invest in raw materials necessary to stay ahead of the growth curve.



Sales

Although we like to believe Niveau Smart Energy sells itself, we need to grow our sales team to close deals and manage accounts.



Promotions

In-store giveaways and tastings are one of the major keys to success in the our industry. We look to increase our spend in this area which has proven to have a direct impact on our sales growth.

LET'S HAVE A TOAST!

Now is a great time to be a health and wellness brand. Niveau Smart Energy is disrupting the energy drink market with an approach that is focused on health and social consciousness.

Initially we launched a product that would provide people with nonalcoholic options in their social lives at restaurants, bars and clubs. Non-drinkers would have an option to make them feel healthy and included among their (perhaps partying) peers.

Our idea has since evolved into the most versatile energy product on the market. There is no right or wrong way to drink Niveau Smart Energy. Drink it straight, over ice, or mixed in any beverage. Drink Smart Energy in the morning before going to the gym, in the afternoon at work, in the evening while out and about with friends, or the next day to help re-hydrate after a long night.

We are very excited for the opportunity to utilize the Wefunder platform to expand our company and reach a wider audience. Thank you for taking the time to learn about our company. We hope you will join us on the next chapter of our story.



Elliott & Marielle

MEET THE FOUNDERS



Elliott Johnson

CEO

Elliott is a Strategic Visionary with business development and analytical expertise who focuses on growing the profits of the company. Fun fact: Lost 100 lbs through diet and exercise



Marielle Wardell

Vice President

Marielle is a Mathematics enthusiast with an MBA from Santa Clara University. Her focus is helping the company reach it's goals thru excellent operations, logistics, and financial management.

AND THE REST OF THE TEAM



Antonia Provost

Brand Ambassador

Antonia is for sure a positive light on our team. Her relationship skills, excitement and attention to detail help increase brand awareness and sales.



Andrey Vinogradsky

Advisor

Andrey brings over 15 years of retail experience. He has and continues to prove instrumental in developing short and long-term distributor and retail partnerships.



Susan Alvarez

Chief Creative Officer

Susan is responsible for the overall look and feel of Niveau Brands. Susan's experience includes interactive, TV, print, brand design and comic relief while working on deadlines.

DETAILS

– COLLAPSE ALL

Why Niveau Smart Energy?

Maintaining a healthy lifestyle in social settings is often challenging. Elliott Johnson was inspired to create Niveau Smart Energy during his 100 lb weight-loss journey. During this time period, Elliott wanted to participate in social activities at bars and clubs, but did not want to sacrifice his morning work out by drinking alcohol the night before. Elliott thought, "What if I could hang out with my friends and be healthy, all while having fun?" The concept of Niveau Smart Energy was born.

What's on the horizon?

Niveau Smart Energy is available in one flavor -- our citrus blend -- and two bottle sizes. The 2 oz mini bottle is ideal for a single serving on the go. The 750ML bottle is perfect for home kitchens, bars and restaurants. We plan to expand our product line by offering new flavors and products in 2017, so stay tuned!

What's new about what you're making? How is it different?

Niveau Smart Energy is a part of a new category of beverages called "alternative energy drinks". Smart Energy is not your typical energy drink loaded with caffeine and sugar. These drinks are designed to spike your energy levels. Our product is designed to give you focus and natural energy, while improving your health and memory.

How big is the market?

The energy drink market remains huge and is projected to continue growing. The global leader of the market sold 5.96 billion units, up 6%, across 169 countries in 2015.

What do you understand about your business that others don't get?

Niveau Smart Energy is not just another energy drink. Niveau Smart Energy is poised to take advantage of two relevant major consumer trends in the US grocery industry. One is the emergence of the mixology culture and the popularity of craft beers and cocktails; the other is the increasing buying power of Millennials. Niveau Smart Energy is in direct alignment with both movements.

How did you develop the product?

Our final formula was the culmination of 2 years of research and development to perfect the taste, ingredients, and effectiveness. We knew we were on to something special after participating in various events across the country. Our concept was embraced not only in the San Francisco Bay Area, where we launched, but in other cities such as Los Angeles, Miami, Chicago, and Philadelphia.
While we had the vision for our product, we relied on beverage architects for their superior technical expertise and cutting-edge technology to help us to streamline the process. Our food science partner's mission is to never take shortcuts and to produce the best products for discerning clients like us.

How is Niveau Smart Energy different from traditional energy drinks?

Our initial concept was to provide a healthy and fun alternative to alcohol in social settings. We wanted to offer a solution that provided health benefits and energy to motivate social behavior. Finally, we wanted to alleviate the peer pressure our customers might feel to drink alcohol at social gatherings.

Packaging Niveau Smart Energy in a 750ML bottle and creating mocktails allowed our customers to "fit in" without drinking.Today Niveau Smart Energy has moved beyond the nightlife space. Our mini bottle provides a perfect healthy boost for the office or the gym. For these reasons, our product is the most flexible energy beverage on the market.

Who owns the formula?

Niveau Brands Inc. owns the formula. We've partnered with a large co-packer that has over 50 years of experience to manufacture the finished product. Our intellectual property is protected by sending our partner a blended compound of ingredients.

Who are your competitors?

Although we are not a traditional energy drink, we are competing with the category. We aim to take a piece of the energy drink market, in addition to the functional beverage market, and alternative alcohol market.

What advantages do you have over potential competitors?

One of our biggest advantages is our taste. The average consumer finds our taste profile pleasantly refreshing and non-offensive. Another advantage is the flexibility of Smart Energy. Our formula is designed to drink straight or mix in any beverage.

How did you come up with the name Niveau Brands?

Niveau, of French origin, translates to a level, stage, standard or plane. The name represents our commitment to set the standards in our industry for quality. English-speaking customers may also recall "nouveau" -- a similar-sounding French word that means "new" -- when they encounter our product and associate our brand with modernity and trendsetting.

What are your sales channels?

Currently Niveau Smart Energy is available via e-commerce and through traditional brick and mortar distribution. Our 750 ML cases and 2 ounce bottle packs are flexible for various retailers including convenience stores, grocery stores, bars and restaurants, cafes, gyms and health clubs.

Do you have any repeat customers? ^

Yes! Going back ninety days, approximately 14% of our Amazon buyers are repeat customers. This is a conservative estimate of our overall repeat buyer percentage because we have observed many buyers "stock up" and order bulk amounts on a cycle larger than ninety days and this does not include any sales to our brick and mortar retailers where individual customer buying behavior is much more difficult to track. There is a pattern of customers ordering our 4 pack on Amazon to try the product. Those customers then place follow up recurring orders of 12 or 24 packs on varying cycles specific to individuals. We look forward to analyzing our costumer data in more detail as we grow and capturing more repeat buyers.

What are your margins? ^

Our margins vary depending on the product SKU (750ML, 4pk, 12pk, 24pk) and the retail channel. Gross margins can range from 45% - 70%. We expect margins to improve as we grow. We have not yet reached economies of scale available with larger order quantities for raw ingredients and packaging materials.

Why is the timing right to invest? ^

We've put a lot of sweat equity into the company over the years. Through trial and error we have mitigated some of the risks associated with start-up companies. We realize that there is a huge challenge ahead, but we have the tools to break into this market in a big way! Our vision is clear and we have the traction and dedication to make Niveau Brands a success.

ASK A QUESTION

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RISKS SPECIFIC TO NIVEAU SMART ENERGY

1. Operating history – NIVEAU BRANDS, INC., is a new company that was founded in July 2015. The founders have been working on launching this product for several years on a part-time basis. Although there has been some traction, and small revenue, the company has not yet proven how successful it can operate with a significant amount of cash-flow, which creates the potential risk in use of cash. Despite the company being resourceful prior to raising, it is unknown how effective the company will be when given the opportunity.

2. Competitive risks – the company is in a very competitive... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Niveau Smart Energy is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?

How do I earn a return?

How is Wefunder compensated?

How do convertible notes work?

Have another question?



Elliott Johnson

Niveau Brands

Oakland, California | Food & Beverages

Current: Niveau Brands, Enjoy Fresh

Previous: Modern Express Courier, The Madison Energy Group, McKesson

Education: University of Delaware

Send Elliott InMail

500+ connections

https://www.linkedin.com/in/elliott-johnson-623b015 | Contact Info

Posts

Published by Elliott



Smart Energy Video Testimonial
November 3, 2015


SMART
ENERGY
NON-ALCOHOLIC
Drink it or Mix it.

Niveau Brands Launches New Packaging With Product...
October 15, 2015

Background

Experience

Co Founder
Niveau Brands
January 2011 – Present (6 years) | Oakland California

Responsible for providing strategic leadership for the company by working with the Board and other management to establish long-range goals, strategies, plans and policies.


SMART
ENERGY

Drink it or Mix it!

Business Development
Enjoy Fresh
December 2015 – Present (1 year 1 month) | Orlando, Florida Area

EnjoyFresh

Vice President of Business Development
Modern Express Courier
January 2014 – February 2015 (1 year 2 months) | Oakland CA

Vice President of Business Development
The Madison Energy Group
May 2011 – January 2014 (2 years 9 months) | San Francisco Bay Area

Business Analyst
McKesson
2007 – 2010 (3 years)

IT Analyst
Symbiosys
2006 – 2007 (1 year)

Programmer/Analyst
Miles Technologies
2004 – 2004 (less than a year)

Skills

Top Skills

- 49 Management
- 44 Start-ups
- 43 Strategic Planning
- 43 Marketing Strategy
- 39 Business Development
- 35 Entrepreneurship
- 33 Sales
- 32 Marketing
- 30 Leadership
- 20 Strategic Partnerships

Elliott also knows about...

18 New Business Development | 14 Social Media Marketing | 13 Strategy | 12 Business Strategy | 12 Team Building | 11 Competitive Analysis | 9 Project Management | 8 Market Research | 8 Product Marketing | 7 Contract Negotiation | 7 Negotiation | 5 Online Marketing | 5 Event Planning | 5 Cross-functional Team... | 4 Team Leadership | See 6+

Education

University of Delaware
Bachelor of Arts (B.A.), Computer Science
1999 – 2003

University of Delaware
1999 – 2003

Volunteer Experience & Causes

Causes Elliott cares about:

- Children
- Civil Rights and Social Action
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- Education
- Health
- Human Rights
- Science and Technology

Languages

English

Groups

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Marielle Wardell, MBA

Co-Founder at Niveau Brands | Cross-Functional Team Leader | Logistics and Supply Chain

San Francisco Bay Area | Food & Beverages

Current: Niveau Brands
Previous: Modern Express Courier, Smart Energy Distributors, Inc., Tutorpedia
Education: Santa Clara University

Send Marielle InMail

327 connections

https://www.linkedin.com/in/marielle-wardell-mba-9a26b627

Contact Info

Background

Summary

Marielle graduated from Harvey Mudd College with a BS in Mathematics in 2008, where she served on student government as Social Co-Chair and delivered the 2008 student commencement speech. She completed the MBA program at Santa Clara University in 2014.

Marielle co-founded and managed Smart Energy Distributors in 2009 before joining Modern Express Courier in 2013.

Specialties: operations management; logistics management; cross-functional teams; financial analysis, workshop facilitation

Experience

Partner
Niveau Brands
July 2015 – Present (1 year 6 months) | Oakland, CA

Focused on sales, pricing strategy, and marketing for Niveau Smart Energy. Responsibilities include conducting market research, developing marketing strategy, design of marketing materials, implementation of promotional/sampling campaigns, online marketing (AdWords, social media, etc.), and budgeting/forecasting.



Niveau Smart Energy Testimonial



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Smart Energy for #CityBuzz by mynewphilly

Human Resources Manager
Modern Express Courier
August 2015 – August 2016 (1 year 1 month) | Oakland, CA

Responsible for employee on boarding; writing, implementing and updating Company Injury and Illness Prevention Plan (IIPP); heading quarterly safety meeting for management, providing company wide safety and sensitivity training and workshops; updating employee handbook; benefits administration, talent acquisition; writing salary and compensation policies; risk management

Workshop facilitation including Gateways to Inclusion and Safe Driving courses



Modern Express - Employees



Modern Express - Employees

Manager of Corporate Strategy
Modern Express Courier
July 2013 – August 2016 (3 years 2 months) | Oakland, CA

Responsible for strategic development for high volume same day delivery service. Responsible for creating financial forecasts, reports, and targets; designing KPIs and incentive programs for employees; analyzing operational systems and efficiency; managing a team of Operations Supervisors and their subordinates; identifying target market segments; analyzing competition and market conditions; researching and ensuring legal compliance; advising executive management of growth opportunities; applying strategic frameworks where applicable (SWOT, Porter's Five Forces, etc.); briefing executive management of quarterly company progress; evaluating HR practices to improve employee talent, reduce employee turnover, and improve safety (see: Acting Human Resources Manager position)



Modern Express Serving the Bay Area



Modern Express Serving the Bay Area

Vice President
Smart Energy Distributors, Inc.
August 2009 – June 2015 (5 years 11 months) | Oakland, CA

Brought a new beverage product to market from the ground up. Responsibilities included product development , design and evolution; management of channel marketing to brick and mortar stores; promotional and sampling campaigns; pricing strategy; sales and business development

Tutor
Tutorpedia
May 2009 – January 2014 (4 years 9 months) | San Francisco, CA

Private tutor and small workshop instructor with focus on math and science subjects and the goal of making education more interactive, fun, and individualized to fit student needs.

Skills

Top Skills

- 12 Marketing Strategy
- 11 Microsoft Excel
- 10 PowerPoint
- 9 Management
- 9 Public Speaking
- 7 Entrepreneurship
- 7 Sales
- 7 Social Media
- 6 Event Management
- 6 Customer Service

Marielle also knows about...

- 6 Product Development
- 6 Operations Management
- 4 Program Management
- 3 Small Business
- 3 Management Consulting
- 3 Organizational Structure
- 3 Business Ethics
- 3 Food & Beverage
- 3 Logistics Management
- 2 Mathematical Modeling
- 1 Start-ups
- 1 Strategic Planning
- 1 Statistics
- 1 Matlab
- 1 Operations Research

See 15+ >

Education

Santa Clara University
Master of Business Administration (M.B.A.)
2012 – 2014

Belotti Award recipient Spring Quarter 2012

Harvey Mudd College
Bachelor of Science (B.S.), Mathematics
2004 – 2008

Activities and Societies: ASHMC Social Co-Chair; Freshman Orientation Sponsor 2005-2008; 2008 Student Commencement Speaker, Alumni Interviewer

Additional Info

- **Interests**

  Running, fitness, hiking, architecture, local artists, mixology, entrepreneurship, travel, sustainability

- **Advice for Contacting Marielle**

  marielle.wardell@gmail.com

Volunteer Experience & Causes

Writer Coach
Community Alliance for Learning - Writer Coach Connection
January 2016 – Present (1 year) | Education

Recommendations

Given (1)



Chris Gadek

“ I have studied with Chris in the M.B.A. program since Spring of 2012 and we were teamed up for several group projects in macroeconomics. Chris was not only knowledgeable about the subject matter, but enthusiastic and organized. He took a leadership role within our team and was committed to producing a quality paper and presentation.

June 16, 2013, Marielle studied with Chris at Santa Clara University - Leavey School of Business

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